Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

WINCHESTER, Virginia (May 26, 2022) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2022 and its fiscal year ended April 30, 2022.

Net sales for the fourth fiscal quarter increased $28.3 million, or 6.0%, to $501.7 million compared with the same quarter of the prior fiscal year. The Company experienced growth across all sales channels during the fourth quarter of fiscal 2022 as market demand remained strong. Net sales for the current fiscal year increased $113.2 million, or 6.5%, to $1,857.2 million from the prior fiscal year.

Net income was $14.5 million ($0.87 per diluted share) for the fourth quarter of fiscal 2022 compared with $3.6 million ($0.21 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2022 increased $10.9 million due to an increase in net sales and the absence of a pre-tax loss on debt modification of $13.8 million incurred in the fourth quarter of the prior year, partially offset by higher material and logistics costs. Net loss for the current fiscal year was $29.7 million ($1.79 per diluted share) compared with net income of $61.2 million ($3.59 per diluted share) for the prior fiscal year. Net income for fiscal 2022 decreased primarily due to onetime pension settlement charges of $68.5 million related to the termination of the Company's pension plan, while the Company also experienced continued pressures in raw material increases, supply chain disruptions and continued labor challenges. Adjusted EPS per diluted share was $1.38 for the fourth quarter of fiscal 2022 compared with $1.32 in the same quarter of the prior fiscal year and $3.29 for the current fiscal year compared with $6.54 for the prior fiscal year.

Adjusted EBITDA for the fourth fiscal quarter was $44.5 million, or 8.9% of net sales, compared to $48.2 million, or 10.2% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the current fiscal year was $138.0 million, or 7.4% of net sales, compared to $226.5 million, or 13.0% of net sales, for the prior fiscal year.

"Our teams delivered sales growth across all channels for the fiscal fourth quarter. Adjusted EBITDA margins of 8.9% for the fiscal fourth quarter were the strongest of the fiscal year, although they were negatively impacted by rising fuel costs and material inflation. We are in process or have completed, depending upon the channel, an additional set of pricing actions that will further offset inflationary impacts beginning in July," said Scott Culbreth, President and CEO. "We expect significant Adjusted EBITDA margin improvement in fiscal year 2023 versus current levels as price realization better matches inflationary impacts, we improve costs through productivity initiatives, and we increase our production levels as staffing improves."

Cash provided by operating activities for the current fiscal year was $24.4 million and free cash flow totaled $(27.1) million. As of April 30, 2022, the Company had $22.3 million of cash on hand with $237.5 million in term loan debt and $263 million drawn on the revolving credit facility plus access to $237 million of additional availability under its revolving credit facility. The Company paid down a net of $13.5 million of its term loan facility during the current fiscal year and completed $25.0 million of share repurchases.

Effective May 1, 2021, the Company changed its accounting method for inventory costing for inventories which previously utilized a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change.

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AMWD Announces Fourth Quarter Results

May 26, 2022

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 10,000 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces Fourth Quarter Results

May 26, 2022

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2022	2021	2022	2021

Net sales	$501,706	$473,390	$1,857,186	$1,744,014
Cost of sales & distribution	431,977	398,707	1,630,742	1,421,896
Gross profit	69,729	74,683	226,444	322,118
Sales & marketing expense	24,801	25,981	92,555	89,011
General & administrative expense	25,909	25,990	97,547	112,521
Restructuring charges, net	—	444	183	5,848
Operating income	19,019	22,268	36,159	114,738
Interest expense, net	2,988	5,371	10,189	23,128
Pension settlement, net	(979)	—	68,473	—
Other (income) expense, net	(58)	13,924	476	10,917
Income tax (benefit) expense	2,544	(594)	(13,257)	19,500
Net income (loss)	$14,524	$3,567	$(29,722)	$61,193

Earnings (Loss) Per Share:
Weighted average shares outstanding - diluted	16,611,457	17,022,472	16,592,358	17,036,730

Net income (loss) per diluted share	$0.87	$0.21	$(1.79)	$3.59

AMWD Announces Fourth Quarter Results

May 26, 2022

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30	April 30
	2022	2021

Cash & cash equivalents	$22,325	$91,071
Customer receivables	156,961	146,866
Inventories	228,259	158,167
Other current assets	21,112	13,861
Total current assets	428,657	409,965
Property, plant & equipment, net	213,808	204,002
Operating lease assets, net	108,055	123,118
Customer relationship intangibles, net	76,111	121,778
Goodwill	767,612	767,612
Other assets	38,253	27,924
Total assets	$1,632,496	$1,654,399

Current portion - long-term debt	$2,264	$8,322
Short-term operating lease liabilities	21,985	19,994
Accounts payable & accrued expenses	191,979	192,131
Total current liabilities	216,228	220,447
Long-term debt	506,732	513,450
Deferred income taxes	38,340	42,891
Long-term operating lease liabilities	95,084	109,628
Other liabilities	3,229	11,745
Total liabilities	859,613	898,161
Stockholders' equity	772,883	756,238
Total liabilities & stockholders' equity	$1,632,496	$1,654,399

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30
	2022	2021

Net cash provided by operating activities	$24,445	$151,763
Net cash used by investing activities	(51,572)	(42,429)
Net cash used by financing activities	(41,619)	(115,322)
Net increase (decrease) in cash and cash equivalents	(68,746)	(5,988)
Cash and cash equivalents, beginning of period	91,071	97,059

Cash and cash equivalents, end of period	$22,325	$91,071

AMWD Announces Fourth Quarter Results

May 26, 2022

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, (10) net gain/loss on debt forgiveness and modification, and (11) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Fourth Quarter Results

May 26, 2022

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands)	2022	2021	2022	2021

Net income (loss) (GAAP)	$14,524	$3,567	$(29,722)	$61,193
Add back:
Income tax (benefit) expense	2,544	(594)	(13,257)	19,500
Interest expense, net	2,988	5,371	10,189	23,128
Depreciation and amortization expense	12,486	12,390	50,939	51,100
Amortization of customer relationship intangibles and trademarks	11,417	11,417	45,667	47,889
EBITDA (Non-GAAP)	$43,959	$32,151	$63,816	$202,810
Add back:
Acquisition and restructuring related expenses (1)	20	20	80	174
Non-recurring restructuring charges, net (2)	—	444	183	5,848
Pension settlement	(979)	—	68,473	—
Net loss on debt modification	—	13,792	—	13,792
Change in fair value of foreign exchange forward contracts (3)	7	618	—	(1,102)
Stock-based compensation expense	1,309	1,055	4,708	4,598
Loss on asset disposal	181	149	697	384
Adjusted EBITDA (Non-GAAP)	$44,497	$48,229	$137,957	$226,504

Net Sales	$501,706	$473,390	$1,857,186	$1,744,014
Net income margin (GAAP)	2.9%	0.8%	(1.6)%	3.5%
Adjusted EBITDA margin (Non-GAAP)	8.9%	10.2%	7.4%	13.0%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The fiscal year ended April 30, 2021 includes accelerated depreciation expense of $1.3 million and gain on asset disposal of $2.2 million related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Fourth Quarter Results

May 26, 2022

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands, except share data)	2022	2021	2022	2021

Net income (loss) (GAAP)	$14,524	$3,567	$(29,722)	$61,193
Add back:
Acquisition and restructuring related expenses	20	20	80	174
Non-recurring restructuring charges, net	—	444	183	5,848
Pension settlement	(979)	—	68,473	—
Amortization of customer relationship intangibles and trademarks	11,417	11,417	45,667	47,889
Net loss on debt modification	—	13,792	—	13,792
Tax benefit of add backs	(2,106)	(6,749)	(29,859)	(17,467)
Adjusted net income (Non-GAAP)	$22,876	$22,491	$54,822	$111,429

Weighted average diluted shares (GAAP)	16,611,457	17,022,472	16,592,358	17,036,730
Add back: potentially anti-dilutive shares (1)	—	—	48,379	—
Weighted average diluted shares (Non-GAAP)	16,611,457	17,022,472	16,640,737	17,036,730

EPS per diluted share (GAAP)	$0.87	$0.21	$(1.79)	$3.59
Adjusted EPS per diluted share (Non-GAAP)	$1.38	$1.32	$3.29	$6.54
(1) Potentially dilutive securities for the twelve-month period ended April 30, 2022 have not been considered in the GAAP calculation of net loss per shares as effect would be anti-dilutive.

Free Cash Flow

	Twelve Months Ended
	April 30,
	2022	2021

Cash provided by operating activities	$24,445	$151,763
Less: Capital expenditures (1)	51,582	46,318
Free cash flow	$(27,137)	$105,445

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Fourth Quarter Results

May 26, 2022

Net Leverage

Twelve Months Ended
April 30
(in thousands)	2022

Net loss (GAAP)	$(29,722)
Add back:
Income tax expense	(13,257)
Interest expense, net	10,189
Depreciation and amortization expense	50,939
Amortization of customer relationship intangibles and trademarks	45,667
EBITDA (Non-GAAP)	$63,816
Add back:
Acquisition and restructuring related expenses (1)	80
Non-recurring restructuring charges, net (2)	183
Pension settlement	68,473
Stock-based compensation expense	4,708
Loss on asset disposal	697
Adjusted EBITDA (Non-GAAP)	$137,957

As of
April 30
2022
Current maturities of long-term debt	$2,264
Long-term debt, less current maturities	506,732
Total debt	508,996
Less: cash and cash equivalents	(22,325)
Net debt	$486,671

Net leverage (3)	3.53

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2022.

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